Exhibit (d)(8)
CONFIDENTIAL
Execution Version
SECOND AMENDMENT TO INTERIM INVESTORS AGREEMENT
 This SECOND AMENDMENT TO INTERIM INVESTORS AGREEMENT (this “Amendment”) is entered into as of September 9, 2024 by and among Spaceship Intermediate 1, LP (the “Lead Investor”), Anthony Casalena (“Casalena”), Anthony Casalena 2019 Family Trust (“AC 2019 Family Trust”), Anthony Casalena Revocable Trust (“AC Revocable Trust”), Casalena Foundation (the “Foundation” and, together with Casalena, AC 2019 Family Trust and AC Revocable Trust, the “AC Entities”), General Atlantic (SQRS II), L.P. (“GA”), Accel Leaders 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P., and Accel Leaders 4 L.P. for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P. (collectively, the “Accel Funds” and, together with the AC Entities and GA, each a “Co-Investor” and collectively the “Co-Investors” and the Co-Investors, together with the Lead Investor, the “Investors”).
RECITALS
A.
The Investors entered into that certain Interim Investors Agreement, dated as of May 13, 2024, as amended by that certain Amendment to Interim Investors Agreement, dated as of August 28, 2024 (as amended, the “Prior Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prior Agreement.  The Prior Agreement, as amended by this Amendment, is referred to as the “IIA”.

B.
In accordance with Section 4 of the Prior Agreement, the parties hereto desire to amend certain terms of the Prior Agreement as expressly provided in this Amendment.
AGREEMENT
 In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge and agree as follows:
1.
Amendments.

(A)
Recital 2 of the IIA is hereby amended as set forth below, with deleted text shown in ~~strikethrough~~ and new text shown in underlined bold text:
Certain Affiliates of the Lead Investor ~~and the Accel Funds~~ have entered into a Fee Funding Agreement~~Agreements~~ in favor of Buyer (as amended, the “Funding Agreement~~Agreements~~”), pursuant to which each such Affiliate of the Lead Investor ~~and each Accel Fund~~ has agreed, subject to the terms and conditions set forth in the ~~applicable~~ Funding Agreement, to pay to Buyer its Funding Percentage (as defined in the ~~applicable~~ Funding Agreement) of certain obligations of Buyer under the Merger Agreement subject to a Cap (as defined in the ~~applicable~~ Funding Agreement) under the circumstances set forth therein. The Funding Percentage and Cap of each Affiliate of the Lead Investor that has entered into the~~a~~ Funding Agreement ~~and each Accel Fund~~ is set forth in the~~their respective~~ Agreement~~Agreements~~.

(B)
Each reference to “Funding Agreements” and each other provision in the IIA that references multiple Funding Agreements shall be deemed to refer to the Funding Agreement.
(C)
Recital 3 of the IIA is hereby amended by inserting “as amended,” immediately prior to “an “Equity Commitment Letter”)”.

(D)
Recital 4 of the IIA is hereby amended as set forth below, with deleted text shown in ~~strikethrough~~ and new text shown in underlined bold text:
The AC Entities, certain of the Accel Funds and GA have each entered into a Tender and Support Agreement (each, a “Support Agreement”) with Buyer, pursuant to which each of the AC Entities, such Accel Funds and GA has agreed, among other things and subject to the terms and conditions set forth therein, to contribute, directly or indirectly, ~~a portion of~~ the Rollover Shares held by the AC Entities, such Accel Funds or GA, as applicable, to an entity (“Parent”) that indirectly owns 100% of the equity interests of Buyer (its “Rollover Commitment”) in connection with the consummation of the Transactions~~Merger~~.
(E)
Clause (a) of Section 2.1 of the IIA is hereby amended to replace the reference to “clause (iii)(x) of Section 3 of the Support Agreements” with “clause (iii)(x) of Section 4 of the Support Agreements”.

(F)
Subclause (i) of clause (b) of Section 2.1 of the IIA is hereby amended as set forth below, with deleted text shown in ~~strikethrough~~ and new text shown in underlined bold text:

(i) increase the Offer Price or the Per Share Price, change the form of consideration being offered to Company Stockholders under the Merger Agreement or extend the Termination Date~~Outside Date~~, in each case without such change being approved in writing by each of the Investors.

(G)
Section 2.4(b) of the IIA is hereby amended to add the following sentence at the end thereof:
The AC Entities will have the right to reallocate their Commitment Amounts as between the other AC Entities with written notice to the Lead Investor; provided, however, that the aggregate amount of the Commitment Amounts of the AC Entities shall remain the same; provided, further, that the Commitment Amount of the Foundation shall not exceed twenty-five percent (25%) of the aggregate amount of the Commitment Amounts of the AC Entities.
(H)
The first sentence of Section 2.8 of the IIA is hereby amended as set forth below, with deleted text shown in ~~strikethrough~~ and new text shown in underlined bold text:
Subject to the terms of this Section 2.8, each Investor who will, immediately after Closing, directly or indirectly hold a common equity ownership interest in the Company in excess of 15% of such common equity interests will (i) use its reasonable best efforts to take promptly, or cause to be taken, all actions necessary, and to do promptly, or cause to be done, and to reasonably assist and cooperate with, the Lead Investor, Parent and Merger Sub so that Parent and Merger Sub are able to satisfy their obligations pursuant to Section 6.2 of the Merger Agreement, including, without limitation and consistent with the time frames set forth in Section 6.2 of the Merger Agreement, providing responses and information as reasonably required to any Governmental Authority requesting such information in connection with filings or notifications required under, or relating to, applicable Antitrust Laws that are required as a result of, or pursuant to, the Merger Agreement and the related financings and transactions and (ii) refrain from taking, and from causing Parent and Merger Sub to take, any actions prohibited by Section 6.2 of the Merger Agreement.

(I)
Clause (a) of Section 2.9 of the IIA is hereby amended by replacing “$252,816,666.67” with “$266,575,303.45”.
(J)
Section 2.13(a) of the IIA is hereby amended by replacing “(including the Merger)” with “(including the Transactions)”.
(K)
The table set forth on Schedule 1 of the IIA is hereby amended and restated in its entirety as set forth below:
Investor	Commitment Amount	Funding Percentage
Spaceship Intermediate 1, LP	$2,426,000,000.00	100%

(L)
The table set forth on Schedule 2 of the IIA is hereby amended and restated in its entirety as set forth below:
Investor	Equity Commitment	Rollover Commitment	Percentage of Total Commitments
Spaceship Intermediate 1, LP	$2,426,000,000.00	-	49.36%
Anthony Casalena 2019 Family Trust	-	$55,486,598.67	1.13%
Anthony Casalena Revocable Trust	-	$1,482,641,906.89	30.17%
Casalena Foundation	-	$96,476,698.59	1.96%
General Atlantic (SQRS II), L.P.	-	$413,762,041.15	8.42%
Accel Leaders 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P.	$113,185,502.26	$27,184,876.50	2.86%
Accel Leaders 4 L.P., for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P.	$300,000,000.00	-	6.10%
2.
Miscellaneous.

(A)
Except as otherwise provided herein, the Prior Agreement shall remain unchanged and in full force and effect.
(B)
From and after the date of this Amendment, any reference in the IIA to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Prior Agreement as amended by this Amendment; provided, however, that any reference to the date of the IIA, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to May 13, 2024 and not the date of this Amendment.
(C)
The provisions contained in Article 3 of the Prior Agreement are incorporated by reference in this Amendment mutatis mutandis.

(D)
The Prior Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Prior Agreement and this Amendment, the terms of this Amendment shall control.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
SPACESHIP INTERMEDIATE 1, LP

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

SPACESHIP HOLDINGS GP 2, LLC

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

SPACESHIP HOLDINGS MLP 1, LLC

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

[Signature page to Second Amendment to IIA]

ANTHONY CASALENA
/s/ Anthony Casalena
Anthony Casalena

ANTHONY CASALENA 2019 FAMILY TRUST

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Trustee

By:	/s/ Juliet Frerking
Name:	Juliet Frerking
Title:	Trustee

ANTHONY CASALENA REVOCABLE TRUST

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Trustee

CASALENA FOUNDATION

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	President

[Signature page to Second Amendment to IIA]

ACCEL LEADERS 4 L.P.
for itself and as nominee for
Accel Leaders 4 L.P.
Accel Leaders 4 Entrepreneurs L.P.
And Accel Leaders 4 Investors (2022) L.P.

By:	Accel Leaders 4 Associates L.P., its general partner

By:	Accel Leaders 4 GP Associates L.L.C., its general partner

By:	/s/ Ryan Connor
Name:	Ryan Connor
Title:	Attorney in Fact

ACCEL LEADERS 3 L.P.
for itself and as nominee for
Accel Leaders 3 L.P.
Accel Leaders 3 Entrepreneurs L.P.
and Accel Leaders 3 Investors (2020) L.P.

By:	Accel Leaders 3 Associates L.P., its general partner

By:	Accel Leaders 3 GP Associates L.L.C., its general partner

By:	/s/ Ryan Connor
Name:	Ryan Connor
Title:	Attorney in Fact

[Signature page to Second Amendment to IIA]

GENERAL ATLANTIC (SQRS II), L.P.

By:	General Atlantic (SPV) GP, LLC, its general partner

By:	General Atlantic, L.P., its sole member

By:	/s/ Gordon Cruess
Name:	Gordon Cruess
Title:	Managing Director

[Signature page to Second Amendment to IIA]